Exhibit 8.1

                        List of Significant Subsidiaries

                                                             Our Ownership and
                                           Country of      Voting Interest as of
              Name                          Formation         December 31, 2005
--------------------------------------     ----------      ---------------------

MEDIA PLANNING GROUP SA...............        Spain                   100%
HAVAS INTERNATIONAL...................        France                  100%
EURO RSCG C&O.........................        France                99.17%
BETC EURO RSCG........................        France                  100%
EURO RSCG 4D..........................        France                  100%
EHS BRANN Ltd                                  U.K.                   100%
EWDB Ltd..............................         U.K.                   100%
MEDIA PLANNING Ltd....................         U.K.                   100%
HAVAS UK Ltd..........................         U.K.                   100%
HAVAS HOLDINGS Ltd....................         U.K.                   100%
EURO RSCG LONDON......................         U.K.                   100%
EURO RSCG RILEY.......................         U.K.                   100%
SNYDER COMMUNICATIONS HOLDING.........         U.K.                   100%
EURO RSCG HEALTHVIEW, Inc.............         U.S.                   100%
EURO RSCG WORLDWIDE, Inc..............         U.S.                   100%
EURO RSCG NEW YORK, Inc...............         U.S.                   100%
MPG USA LLC...........................         U.S.                   100%
EURO RSCG DIRECT RESPONSE LLC.........         U.S.                 71.32%
MCKINNEY & SILVER LLC.................         U.S.                   100%
HAVAS HOLDINGS, Inc...................         U.S.                   100%
ARNOLD WORLDWIDE LLC..................         U.S.                   100%
BRANN LLC.............................         U.S.                   100%